445 Park Avenue New York, NY 10022-4406 (212) 371-8300 One Post Office Square, Suite 3710 Boston, MA 02109 (617) 457-0900 3000 Sand Hill Road, Building 2, Suite 190 Menlo Park, CA 94025 (415) 854-9111 One Ferry Building Suite 240 San Francisco, CA 94111 (415) 262-4860 July 27, 2004 Needham & Company, Inc. Board of Directors Meeting Certain portions of this exhibit have been omitted pursuant to a Confidential Treatment Request filed separately with the Commission pursuant to Exchange Act Rule 24b-2(b). Omissions are indicated by "***" in this exhibit. Exhibit (c) (5)

Summary Status We have completed the executive summary and initial calls to potential acquirers on our "A" list. We have contacted 20 potential acquirers Two have shown serious interest and have held discussions with or would like to schedule a meeting with Vialta Five are currently evaluating the opportunity Thirteen have not responded to our inquiries Meetings between potential acquirers and Vialta will likely occur in August/September. We are continuing to identify potential acquirers and track industry developments.

Status of Contact with Potential Acquirers Serious Interest *** (Conference Call 7/23/04) *** Evaluating *** *** *** *** *** No Response *** *** *** *** *** *** *** *** *** *** *** *** ***

Current Discussions *** Conference call with *** (President & CEO), *** (Chairman) and *** (Director) on 7/23/04 Positive call and we expect to schedule a face-to-face meeting or follow-up call over the next several weeks *** is in an acquisition mode and expressed serious interest in the opportunity View Vialta's videophone products as highly synergistic to their wireless remote video monitoring business *** believes they can take Vialta's products mobile Very interested in Vialta's strategy to expand internationally and into new vertical markets Would be looking to form a strategic partnership with Vialta's management team on a go forward basis

Potential Acquirers Currently Evaluating Vialta Potential Acquirer Status *** Interacting with *** in Corporate Development Reviewing executive summary *** Interacting with *** in Business Development Reviewing executive summary *** Interacting with *** in Corporate Development Reviewing executive summary *** Interacting with *** Reviewing executive summary *** Interacting with CFO *** ***'s business development team reviewing opportunity *** Interacting with *** of *** who is working with *** Reviewing executive summary